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                                                                    EXHIBIT 23.3


                           SOLOMON ASSOCIATES LIMITED
                                   PYPER HOUSE
                                    KINGWOOD
                            HENLEY-ON-THAMES RG9 5NB
                                 UNITED KINGDOM]


                                February 28, 2001


Preem Holdings AB
Sandhamnsgatan 51
PO Box 27800
S-115 90 Stockholm
Sweden


         Dear Sirs:


         Solomon Associates Limited hereby consents to the use in: (i) the offering memorandum (the "Offering Memorandum") of Preem Holdings AB (the "Company") related to the offering of notes in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, and (ii) the Prospectus constituting part of the Registration Statement on Form F-4 of the Company (the "Registration Statement"), of our name and the oil refinery survey data compiled by us relating to Preem Raffinaderi AB and Skandinaviska Raffinaderi AB Scanraff, which appear in such Offering Memorandum and Registration Statement. We also consent to the reference to us in the Offering Memorandum and the Registration Statement as a "recognized oil industry analyst."



                                                SOLOMON ASSOCIATES LIMITED

                                                /s/ L.M. ANNESS
                                                -------------------------------
                                                By: L.M. Anness
                                                Title: Vice President

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